Exhibit 99.1

ISS Recommends Shareholders Vote FOR the Merger between

Regional Health Properties, Inc. and SunLink Health Systems, Inc.

Atlanta, GA., July 25, 2025 - Regional Health Properties, Inc. (“Regional”) (OTCBQ: RHEP) (OTCQB: RHEPA) (OTCQB: RHEPB), a self-managed healthcare real estate investment company that invests primarily in real estate purposed for senior living and long-term care, announced today that leading independent proxy advisory firm Institutional Shareholder Services Inc. (“ISS”) recommended that Regional shareholders vote “FOR”: (1) the approval of the Amended and Restated Agreement and Plan of Merger, dated April 14, 2025 (as amended, the “Merger Agreement”), by and between Regional and SunLink Health Systems, Inc. (the “Merger Proposal”), (2) the approval of the issuance of shares of Regional common stock and Regional Series D 8% Cumulative Convertible Redeemable Participating Preferred Shares (the “Regional Series D preferred stock”) in connection with the merger (the “Share Issuance Proposal”), and (3) the approval to adjourn the Regional special meeting to solicit additional proxies in favor of the Merger Proposal or the Share Issuance Proposal if there are insufficient votes at the time of such adjournment to approve the Merger Proposal or the Share Issuance Proposal.

In its July 23, 2025 report, ISS noted:1

●	The strategic rationale for the merger appears sound considering the pre-tax cost synergies and enhanced possibility of long-term profitability.
●	The outperformance of SunLink and Regional since announcement suggests that investors view the proposed combination favorably.

Brent Morrison, CFA, Chairman and Chief Executive Officer of Regional, stated, “Regional is pleased that ISS concluded that support for this transaction was warranted. Regional is even more pleased that, of the proxies received to date, approximately 80% of Regional’s common stock shareholders see it the same way.”

SPECIAL MEETING OF SHAREHOLDERS

July 29, 2025 at 10 am ET

YOUR VOTE IS IMPORTANT. VOTE TODAY!

1 Permission to cite ISS was neither sought nor obtained.

About Regional Health Properties

Regional Health Properties, Inc., a Georgia corporation, is a self-managed healthcare real estate investment company that invests primarily in real estate purposed for senior living and long-term care. For more information, visit www.regionalhealthproperties.com.

NO OFFER OR SOLICITATION

Communications in this press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any proxy vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”).

ADDITIONAL INFORMATION

The proposed merger will be submitted to both the Regional and SunLink shareholders for their consideration. In connection with the proposed merger, Regional filed a Registration Statement on Form S-4 (File No. 333-286975) (the “Registration Statement”) with SEC that includes a joint proxy statement/prospectus for Regional and SunLink, which was sent to common stock shareholders of Regional and common stock shareholders of SunLink on or about June 30, 2025.

INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE CORRESPONDING JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, TOGETHER WITH ALL AMENDMENTS AND SUPPLEMENTS TO THOSE DOCUMENTS, AS THEY WILL CONTAIN IMPORTANT INFORMATION.

IN ADDITION, INVESTORS ARE URGED TO READ THE TENDER OFFER STATEMENT ON SCHEDULE TO FILED WITH THE SEC ON JULY 18, 2025 REGARDING A PROPOSED TENDER OFFER, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, TOGETHER WITH ALL AMENDMENTS AND SUPPLEMENTS TO THOSE DOCUMENTS, AS THEY WILL CONTAIN IMPORTANT INFORMATION.

You are able to obtain a copy of the joint proxy statement/prospectus, as well as other filings containing information about Regional and SunLink, without charge, at the SEC’s website (http://www.sec.gov) or by accessing Regional’s website (http://www.regionalhealthproperties.com) under the tab “Investor Relations” or by accessing SunLink’s website (http://www.sunlinkhealth.com) under the tab “Investors.” Copies of the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to Investor Relations, Regional Health Properties, Inc., 1050 Crown Pointe Parkway, Suite 720, Atlanta, Georgia, 30338, telephone 678-869-5116 or to Investor Relations, SunLink Health Systems, Inc., 900 Circle 75 Parkway, Suite 690, Atlanta, Georgia, 30339, telephone 770-933-7004.

Regional and SunLink and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Regional and SunLink in connection with the proposed merger. Information about the directors and executive officers of Regional is set forth in the proxy statement for Regional’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “Regional Annual Report”), as filed with the SEC on March 31, 2025, which information may be updated by Regional from time to time in subsequent filings with the SEC. Information about the directors and executive officers of SunLink is set forth in the proxy statement for SunLink’s Amendment No. 1 to Annual Report on Form 10-K/, as filed with the SEC on October 25, 2024, which information may be updated by SunLink from time to time in subsequent filings with the SEC. Additional information about the interests of those participants and other persons who may be deemed participants in the transaction may also be obtained by reading the joint proxy statement/prospectus relating to the proposed merger when it becomes available. Free copies of this document may be obtained as described above.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can often, but not always, be identified by the use of words like “believe”, “continue”, “pattern”, “estimate”, “project”, “intend”, “anticipate”, “expect” and similar expressions or future or conditional verbs such as “will”, “would”, “should”, “could”, “might”, “can”, “may”, or similar expressions. These forward-looking statements include, but are not limited to, statements relating to the expected benefits of the proposed merger between Regional and SunLink, including pre-tax cost synergies and profitability, other statements of expectations regarding the merger, and other statements of Regional’s goals, intentions and expectations.

These forward-looking statements are subject to significant risks, assumptions and uncertainties that may cause results to differ materially from those set forth in forward-looking statements, including, among other things:

●	the risk that the businesses of Regional and SunLink will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected;

●	expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame;

●	revenues following the merger may be lower than expected;

●	customer, vendor and employee relationships and business operations may be disrupted by the merger;

●	the ability to obtain required regulatory approvals or the approvals of Regional’s or SunLink’s shareholders, and the ability to complete the merger on the expected timeframe;

●	the costs and effects of litigation and the possible unexpected or adverse outcomes of such litigation;

●	the ability of Regional and SunLink to meet the initial or continued listing requirements or rules of the NYSE American LLC or the OTCQB, as applicable, and to maintain the listing or trading, as applicable, of securities thereon;

●	possible changes in economic and business conditions;

●	the impacts of epidemics, pandemics or other infectious disease outbreaks;

●	the existence or exacerbation of general geopolitical instability and uncertainty;

●	possible changes in monetary and fiscal policies, and laws and regulations;

●	competitive factors in the healthcare industry;

●	Regional’s dependence on the operating success of its operators;

●	the amount of, and Regional’s ability to service, its indebtedness;

●	covenants in Regional’s debt agreements that may restrict its ability to make investments, incur additional indebtedness and refinance indebtedness on favorable terms;

●	the effect of increasing healthcare regulation and enforcement on Regional’s operators and the dependence of Regional’s operators on reimbursement from governmental and other third-party payors;

●	the relatively illiquid nature of real estate investments;

●	the impact of litigation and rising insurance costs on the business of Regional’s operators;

●	the effect of Regional’s operators declaring bankruptcy, becoming insolvent or failing to pay rent as due;

●	the ability of any of Regional’s operators in bankruptcy to reject unexpired lease obligations and to impede its ability to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor’s obligations;

●	Regional’s ability to find replacement operators and the impact of unforeseen costs in acquiring new properties; and

●	other risks and factors identified in (i) Regional’s cautionary language included under the headings “Statement Regarding Forward-Looking Statements” and “Risk Factors” in the Regional Annual Report, and other documents subsequently filed by Regional with the SEC and (ii) SunLink’s cautionary language included under the headings “Forward-Looking Statements” and “Risk Factors” in SunLink’s Annual Report on Form 10-K for the year ended June 30, 2024, and other documents subsequently filed by SunLink with the SEC.

Neither Regional nor SunLink undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this press release. In addition, Regional’s and SunLink’s past results of operations do not necessarily indicate either of their anticipated future results, whether the merger is effectuated or not.

Regional Contact

Brent Morrison, CFA

Chief Executive Officer & President

Regional Health Properties, Inc.

Tel (404) 823-2359

Brent.morrison@regionalhealthproperties.com